Exhibit 23.2

Consent of Independent Auditor

East River Bank
Philadelphia, Pennsylvania
We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of DNB Financial Corporation of our report dated March 31, 2016, relating to the consolidated financial statements of East River Bank which is contained in that Joint Proxy Statement/Prospectus.
We also consent to the reference to us under the caption "Experts" in the Joint Proxy Statement/Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
July 27, 2016